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                                                                Exhibit 10.16(c)
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                           SECOND AMENDMENT TO LEASE


          THIS SECOND AMENDMENT TO LEASE is dated as of August 31, 2000 between THE BREWERY WORKS, INC. ("Landlord") and METAVANTE CORPORATION, a Wisconsin corporation (formerly known as M&I DATA SERVICES, a division of Marshall & Ilsley Corporation) ("Metavante").

                                    RECITALS

          A. Landlord and M&I Data Services, a division of Marshall & Ilsley Corporation ("MIDS"), entered into an Office Lease dated as of March 9, 2000 (the "Lease") for approximately 50,547 square feet of space in a building known as the 1515 RiverCenter Drive Building in the Schlitz Park Complex in Milwaukee, Wisconsin.

          B. Landlord and MIDS entered into a First Amendment to Lease dated as of March 28, 2000. As defined herein, the Lease includes such First Amendment to Lease.

          C. Effective July 1, 2000, all of the assets and liabilities of MIDS, including the interest of MIDS in the Lease, were transferred to Metavante, a wholly-owned subsidiary of Marshall & Ilsley Corporation.

          D. Landlord and Metavante now desire to acknowledge the transfer of the Lease to Metavante and to further amend the Lease in accordance with the terms hereof.

                                  AGREEMENTS

          Now therefore, in consideration of the Recitals and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

          1. Landlord hereby consents to the transfer of the interest of MIDS in the Lease to Metavante and Metavante hereby assumes all of the obligations of MIDS and all of the obligations imposed upon the tenant under the Lease. All references to MIDS and to the tenant under the Lease shall hereafter apply to Metavante.

          2. The second and third sentences of the first paragraph of Section 41A of the Lease are hereby deleted and restated in their entirety as follows:

              If Tenant so elects to lease the Adjacent Space, Tenant shall provide written notice to Landlord of such election on or before the applicable date set forth in the second paragraph of this
              Section 41A and shall specify in such notice the tenant improvements for the Adjacent Space desired by Tenant. Subject
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              to the limits of the tenant improvement allowance provided herein, the Landlord shall deliver the Premises in the condition requested by Tenant on January 1, 2001.

          3. The second paragraph of Section 41A is hereby deleted and restated in its entirety as follows:

              If Tenant exercises its option to lease the Adjacent Space on or before August 31, 2000, then the option granted to Tenant for the Adjacent Space shall be provided to Tenant for no additional consideration. If Tenant does not exercise such option on or before August 31, 2000, then Tenant may extend its right to exercise the option for the Adjacent Space from August 31, 2000 through September 30, 2000, if and only if Tenant pays to Landlord on or before August 31, 2000 the amount of $60,000. If Tenant fails to make such payment by such date, Tenant's option for the Adjacent Space shall terminate. If Tenant makes such $60,000 payment and thereafter exercises such option on or before September 30, 2000, then one half of the amount of such payment ($30,000) shall be credited against the first rental payments due for the Adjacent Space and the remaining one half of such payment ($30,000) shall be retained by Landlord in consideration of the granting of such option. If Tenant makes such $60,000 payment but does not exercise such option on or before September 30, 2000, then such option shall terminate and all of such payment ($60,000) shall be retained by Landlord in consideration of the granting of such option.

          4. All other terms and conditions of the Lease not inconsistent with the foregoing shall remain in full force and effect.

          Executed as of the date first written above.

                                        THE BREWERY WORKS, INC.

                                        BY  /s/ Gary Grunau

                                          Its  President

                                        METAVANTE CORPORATION

                                        BY  /s/ Peter J. Tallian

                                          Its  Executive Vice President
                                               and Chief Financial Officer

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